Exhibit 23.1

ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants                          Salt Lake City, Utah 84106
and Business Consultants                                  Telephone 801 486-0096
Member SEC Practice Section                                     Fax 801 486-0098
of the AICPA





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the inclusion in a Registration Statement on Form 10 of our report dated May 29, 2002 accompanying the audited balance sheet of The Entertainment Internet, Inc. at December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period November 28, 2001 to December 31, 2001 and to be named as an expert.

May 29, 2002





                                             s/ ANDERSEN ANDERSEN & STRONG
                                             -----------------------------------
                                             Andersen Andersen & Strong L.L.C.